Exhibit 10.1

AGREEMENT OF SHARE EXCHANGE AND PLAN OF REORGANIZATION

THIS AGREEMENT made and entered into as of the 31st day of December 2014, by and between Esio Water & Beverage Development Corp., a Nevada corporation (hereinafter called “ESIO”), and iMetabolic, Corp., a Nevada corporation (hereinafter called “IMET”).

WITNESSETH THAT:

A.          ESIO is a company whose common stock may be publicly traded.

B.          IMET is a private company which has a license to manufacture and market nutrition and weight reduction products.

C.          Subject to the approval of the Board of Directors of ESIO and IMET, ESIO and IMET shall enter into an Agreement of Exchange (hereinafter called the “Exchange Agreement”) in substantially the form attached hereto and made a part hereof as Exhibit A, which provides, among other things, for the issuance by ESIO of 60,000,000 of its restricted common stock shares to all of the shareholders of IMET in exchange for their IMET common stock shares (the “Exchange”).

D.          Following the Exchange under the Exchange Agreement, IMET will be a wholly-owned subsidiary of ESIO.

E.          It is intended that the transactions contemplated by this Agreement shall constitute an exchange conforming to the provisions of Section 368(a)(2) of the Internal Revenue Code of 1954.

NOW THEREFORE, in consideration of the mutual covenants and agreements and the benefits to be realized by each of the parties, the following transactions are hereby agreed to, subject to the conditions hereinafter stated:

1.           The Exchange

(a)          In accordance with the Exchange Agreement, on the Closing Date hereinafter referred to, and in exchange for all of the then issued and outstanding shares of capital stock of IMET (the “IMET Capital Stock”), ESIO shall issue the number of fully paid and nonassessable shares of voting ESIO common stock, $.001 par value per share (hereinafter called “ESIO Common Stock”) in order to permit the Exchange to be effected in accordance with the terms of the Exchange Agreement, on the basis of Six (6.0) shares of ESIO Common Stock for each One (1.0) share of IMET Capital Stock.

If between the date hereof and the Closing Date, ESIO shall effect any reclassification, recapitalization, subdivision, combination or exchange of shares, in respect of the outstanding shares of common stock of ESIO or a stock dividend thereon shall be declared with a record date within said period, the per share amounts of ESIO Common Stock to be issued and delivered in the Exchange shall be appropriately adjusted.

(b)          ESIO shall issue and deliver as and when required by the Exchange Agreement, certificates representing the shares of ESIO Common Stock for which the shares of IMET Capital Stock outstanding immediately prior to the effective time of the Exchange shall have been exchanged as provided in the Exchange Agreement.

(c)          IMET shall submit this Agreement and the Exchange Agreement to its shareholders for majority consent, in accordance with Nevada law. IMET shall use its best efforts to receive such consents on or before December 31, 2014, or as soon thereafter as practical.

(d)          ESIO is not required under Nevada corporate law to submit this Agreement and the Exchange Agreement to its shareholders for approval.

(e)          Following the approval of the Exchange by the stockholders of IMET, and upon execution of the Exchange Agreement by the officers of ESIO and IMET, a certificate of Exchange containing the information required by Nevada corporate law shall be filed with the Nevada Secretary of State.

2.           Closing

(a)          The closing of all the transactions contemplated hereby (herein called the “Closing” or the “Closing Date”) shall take place at the offices of ESIO in Phoenix, Arizona at 9:00 a.m. on a date within five (5) business days after all of the conditions described in paragraphs 13 and 14 hereof have been satisfied or, to the extent permitted in paragraph 15 hereof, their satisfaction has been waived. ESIO and IMET will use their best efforts to obtain the approvals specified in paragraph 7 hereof and any other of the consents, waivers or approvals necessary or desirable to accomplish the transactions contemplated by this Agreement and the Exchange Agreement. All documents required to be delivered by each of the parties hereto shall be duly delivered to the respective recipient thereof at or prior to the Closing. In no event shall the Closing Date be later than January 31, 2015, and if it is delayed beyond said date the either party shall have the right to terminate this Agreement upon notice to that effect.

(b)          At the Closing, ESIO and IMET shall jointly direct that a certificate of exchange be duly filed, and it shall in accordance with such direction be filed, in Nevada so that the Exchange shall be effective as soon after the Closing Date as possible.

3.           Investigation by the Parties

ESIO and IMET each may, prior to the Closing Date, make or cause to be made such investigation of the properties of the other and its subsidiaries and of its financial and legal condition as the party making such investigation deems necessary or advisable to familiarize itself with such properties and other matters, provided, that such investigation shall not interfere with normal operations. ESIO and IMET each agrees to permit the other and its authorized agents or representatives to have, after the date of execution hereof, full access to its premises and to all of its books and records at reasonable hours, and its subsidiaries and officers will furnish the party making such investigation with such financial and operating data and other information with respect to the business and properties of it and its subsidiaries as the party making such investigation shall from time to time reasonably request. Each party further agrees that in the event that the transactions contemplated by this Agreement shall not be consummated, it and its officers, employees, accountants, attorneys, engineers and other representatives will not disclose or make available to any other person or use for any purpose unrelated to the consummation of this Agreement any information, whether written or oral, with respect to the other party and its subsidiaries or their business which it obtained pursuant to this Agreement. Such information shall remain the property of the party providing it and shall not be reproduced or copies without the consent of such party. In the event that the transactions contemplated by this Agreement shall not be consummated, all such written information shall be returned to the party providing it.

4.           Shareholders Of IMET

Prior to the Closing Date, IMET agrees to obtain from each of its shareholders an agreement to the effect that such shareholder: (a) is acquiring the ESIO Common Stock to be received by him hereunder for his own account, not with a view toward distribution and through to a private placement by ESIO pursuant to Rule 506 of the Securities and Exchange Commission (the “SEC”); (b) will not sell any portion of his ESIO Common Stock for an indefinite period of time after the Closing Date;

and (c) consents to the Exchange and waives his rights to dissent and appraisal under Nevada law.

5.           State Securities Laws

ESIO and IMET will each take such steps as may be necessary on their respective parts to comply with any state securities or so-called Blue Sky laws applicable to the action to be taken by them in connection with the Exchange and the delivery by ESIO to IMET shareholders of the ESIO Common Stock pursuant to this Agreement and the Exchange Agreement.

6.           Business Pending the Closing

(a)          From the date of this Agreement to and including the Closing Date, except as may be first approved by IMET or as is otherwise permitted or contemplated by this Agreement: (i) ESIO shall conduct its business only in the usual and ordinary course without the creation of any additional indebtedness for money borrowed maturing in more than one year; (ii) no change shall be made in the authorized capitalization of ESIO except as contemplated by this Agreement; (iii) no shares of capital stock of ESIO shall be authorized for issuance or issued and no agreement or commitment for the issuance hereof shall be entered into, except for the commitment to receive an additional $10,000 in consideration for issuing 200,000 restricted common stock shares to a non-affiliated investor as previously agreed to by IMET; (iv) no rights or elections shall be created or granted to purchase stock under any employee stock bonus, thrift or purchase plan or otherwise; (v) no amendment shall be made to ESIO’s Articles of Incorporation or Bylaws, except as contemplated by this Agreement; (vi) no modification shall be made in ESIO’s present employee benefit programs or in its present policies in regard to the payment of salaries or compensation to its personnel and no increase shall be made in the compensation of its personnel; (vii) no contract or commitment shall be entered into by or on behalf of ESIO and no sale or purchase of assets shall be made except in the ordinary course of business; (viii) ESIO will use all reasonable and proper efforts to preserve its business organization intact, to keep available the services of its present employees and to maintain satisfactory relationships between ESIO and its suppliers, customers, regulatory agencies, and other having business relations with it; (ix) ESIO shall make no amendments or contributions to any profit sharing plan; and (x) the Board of Directors of ESIO will not declare any dividends on, or otherwise make any distribution in respect of, its outstanding shares of capital stock;

(b)          From the date of this Agreement to and including the Closing Date, except as may be first approved by ESIO or as is otherwise permitted or contemplated by this Agreement: (i) IMET (which term shall, where applicable in this paragraph 6, also refer to the subsidiaries of IMET specified in paragraph 11 hereof) shall conduct its business only in the usual and ordinary course without the creation of any additional indebtedness exceeding $5,000 for money borrowed maturing in more than one year, except for the lease of capital equipment pursuant to leasing company commitments outstanding prior to the date of this Agreement; (ii) no change shall be made in the authorized capitalization of IMET, except as contemplated by this Agreement; (iii) no shares of capital stock of IMET shall be authorized for issuance or issued and no agreement or commitment for the issuance thereof shall be entered into; (iv) no rights or elections shall be created or granted to purchase stock under any employee stock bonus, thrift or purchase plan or otherwise; (v) no amendment shall be made to IMET’s Articles of Incorporation or Bylaws, except as contemplated by this Agreement; (vi) no modification shall be made in IMET’s present employee benefit programs or in its present policies in regard to the payment of salaries or compensation to its personnel and no increase shall be made in the compensation of its personnel, provided that nothing herein shall preclude, (1) the continuation of IMET’s present practice of periodically reviewing the salaries of its personnel and granting normal increase in such salaries or compensation to such personnel, or (2) the hiring of new personnel at a salary or compensation deemed reasonable in the ordinary course of business; (vii) no contract or commitment shall be entered into by or on behalf of IMET and no sale or purchase of assets shall be made except in the ordinary course of business; (viii) IMET will use all reasonable and proper efforts to preserve its business organization intact, to keep available the services of its present employees and to maintain satisfactory relationships between IMET and its suppliers, customers, regulatory agencies, and others having business relations with it; (ix) IMET shall make no amendments or contributions to its profit sharing plan; and (x) the Board of Directors of IMET will not declare any dividends on, or otherwise make any distribution in respect of, its outstanding shares of capital stock.

7.           Efforts to Obtain Approvals and Consents

In addition to ESIO and IMET obtaining the requisite shareholder approval as described in paragraph 1 hereof, ESIO and IMET will use all reasonable and proper efforts to obtain, where required, the approval and consent: (i) of any governmental authorities having jurisdiction over the transactions contemplated in this Agreement; and (ii) of such other persons whose consent is required to the transactions contemplated by this Agreement.

8.           Cooperation Between Parties

ESIO and IMET shall fully cooperate with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their obligations under this Agreement, including the preparation of financial statements and the supplying of information.

9.           No Tax Ruling

ESIO and IMET agree that they will not attempt to obtain ruling from the United States Internal Revenue Service to the effect that for Federal income tax purposes no gain or loss will be recognized to the holders of IMET Capital Stock upon the receipt of ESIO Common Stock in exchange for their IMET shares in accordance with the provisions of this Agreement and the Exchange Agreement.

10.         Representations of ESIO

ESIO represents, warrants and agrees that:

(a)          ESIO is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and it is duly qualified to do business and in good standing in every jurisdiction in which the nature of its business of the character of its properties makes such qualification necessary. ESIO has the corporate power and any necessary governmental authority to own or lease their respective properties now owned and to carry on their respective business as now being conducted.

(b)         As of September 30, 2014 the capitalization of ESIO is as set forth in the financial statements filed with the SEC, except ESIO will issue prior to Closing 200,000 restricted common stock shares in consideration of $10,000 invested by a non-affiliated individual as previously approved by IMET. The outstanding capital stock of ESIO has been duly authorized and issued and is fully paid and nonassessable. ESIO has no other commitment to issue nor will it issue any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from ESIO, any shares of its capital stock, except for those shares issued in conformity with paragraph 6(a)(iii) above.

(c)          The shares of ESIO Common Stock which are to be issued and delivered to the IMET shareholders pursuant to the terms of this Agreement and the Exchange Agreement, when so issued and delivered, will be validly authorized and issued and will be fully paid and non-assessable. No stockholder of ESIO, or other person, will have any preemptive rights in respect to the ESIO Common stock.

(d)         All of the September 30, 2014 financial statements filed with the SEC present fairly the financial condition of ESIO, at the periods indicated therein, and the results of its operations and changes in financial position for the year and periods then ended in conformity with generally accepted accounting principles applied on a consistent basis. ESIO has no material liabilities or commitments other than as listed or noted on the aforesaid financial statements, or as incurred in the ordinary course of business. Since September 30, 2014 to the date of this Agreement, there has been no material adverse change in the assets or liabilities or in the business or condition, financial or otherwise, of ESIO, except in the ordinary course of business or as contemplated by this Agreement. Nor has ESIO, except in the ordinary course of business or as contemplated by this Agreement, incurred any indebtedness for money borrowed. All tax returns and reports of ESIO required by law to be filed have been duly filed and all taxes, assessments and other governmental charges now due (other than any still payable without penalty) upon ESIO or upon any of its properties or assets, except for the tax returns for the year ended June 30, 2014. All amounts which have been reflected as liabilities on the books of ESIO in respect of taxes are considered adequate and ESIO does not know of any actual or proposed additional assessments in respect of taxes, against it.

(e)          Except for changes resulting from the ordinary course of its business, ESIO, will on the Closing Date own, the full right, title and interest in and to all its property and assets (excluding property leased from others) in each case free and clear of all mortgages, liens, restrictions, charges and other encumbrances and defects of title (other than easements, rights of way, reservations and other conditions of title, encumbrances and defects of title which are not individually or in the aggregate materially adverse to the business of ESIO).

(f)          Subsequent to September 30, 2014, ESIO has not declared or paid any dividend on its outstanding shares of common stock or declared or made any distribution on, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding stock or authorized the creation or issuance of, or issued any additional shares of stock, or agreed to take any such action, except as expressly provided for in Paragraph 6(a)(iii) above this Agreement. ESIO will not take any such action during the period between the date hereof and the Closing Date, except as expressly provided for in paragraph 14 below.

(g)          ESIO is not engaged in or a party to, or to the knowledge of ESIO threatened with, any material legal action or other proceeding before any court or administrative agency, except as set forth and described in a memorandum prepared by ESIO and previously furnished to IMET. ESIO, to the knowledge of ESIO, has not been charged with, and is not under investigation with regard to, any charge concerning any presently pending material violation of any provision of Federal, State or other applicable law or administrative regulations in respect of its business except as set forth in said memorandum.

(h)         There has not been, since September 30, 2014, and will not be prior to the Closing Date, a purchase or sale or any other acquisition, transfer or distribution of any assets or properties on the part of ESIO except in the ordinary course of business.

(i)          ESIO has adequate franchises, permits or operating rights without unusual restrictions to allow it to conduct the business in which it is presently engaged except in certain instances where in the reasonably exercised judgment of ESIO the lack of a current franchise, permit or operating right has no adverse effect on the conduct of such business.

(j)          Except in each case as set forth in a memorandum prepared by ESIO and previously furnished to IMET, as of the date of this Agreement ESIO is not a holder of or a party to any: (i) written or oral contract for employment of any officer or other person, (ii) contract with any labor union, (iii) bonus, pension, profit sharing, retirement, stock purchase, stock option, insurance, or similar plan or practice in effect with respect to its employees or other person, (iv) indenture of mortgage, debenture, indenture, loan or borrowing agreement, (v) bonding arrangement, including performance bond, (vi) continuing contract for future purchase, sale, lease or distribution of materials, services, supplied, products, or equipment involving annual payments in excess of $5,000, (vi) lease or other commitment for the rental of office space, storage or other facilities, (viii) contract or lease agreement for the acquisition or lease of motor vehicles, (ix) patent, patent application, patent right, patentable inventions, trademark, trademark registration and applications therefor, trade name, copyright, copyright registration and application therefor, patent license granted to or by ESIO and in force or contracts with employees or others relating in whole or in part to disclosure, assignment or patenting of any inventions, discoveries improvements, shop rights, processes, formulae or other know-how, presently owned or held, in whole or in part, by ESIO, (x) insurance policy covering its properties, buildings, machinery, equipment, furniture, fixtures or operations, or the life of any person, (xi) agreement between a present employee of ESIO and persons, firms or corporations other than ESIO relating in whole or in part to disclosure, assignment or patenting of inventions, discoveries, improvements, shop rights, processes, formulae or other know-how, including without limitation thereto, to the best knowledge of ESIO, agreements entered into by such employees prior to the time they became employees of ESIO, or (xii) material contract or commitment not made in the ordinary course of business.

(k)         The execution and carrying out of this Agreement and compliance with the terms and provisions hereof by ESIO will not conflict with or result in any material breach of any of the terms, conditions, or provision of, or constitute a default under, or result in the creation of, any lien, charge or encumbrance upon any of the property or assets of ESIO or any of its subsidiaries pursuant to any corporate charter, bylaw, indenture, mortgage, agreement (other than that which is created by virtue of this Agreement), or other instrument to which ESIO is a party or by which it is bound or affected.

(l)          This Agreement and the memoranda and documents furnished hereunder on behalf of ESIO do not contain any untrue statement of a material fact nor omit to state a material fact necessary to be stated in order to make the statements contained herein and therein not misleading; and there is no fact which materially adversely affects or in the future (so far as ESIO can now foresee) will materially adversely affect the business operations, affairs or condition of ESIO or any of the properties or assets which has not been set forth in this Agreement and other documents and papers furnished hereunder.

(m)        Esio agrees to accept the future legal opinion of Michael K. Hair, P.C. with respect to the propriety pursuant to Federal and state securities laws of any IMET shareholder selling, or removing the restrictive legend from, his ESIO Common Stock issued in the Exchange or of any current ESIO shareholder, including Michael K. Hair.

11.         Representations of IMET

IMET represents, warrants and agrees that:

(a)          IMET is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. IMET has the corporate power and any necessary governmental authority to own or lease its properties now owned or leased and to carry on its business as now being conducted. IMET is duly qualified to do business and in good standing in every jurisdiction in which the nature of its business or the character of its properties makes such qualification necessary.

(b)          IMET has no commitment to issue nor will it issue any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from IMET, any shares of its capital stock, except for those shares issued or to be issued in conformity with paragraph 6(b)(iii) above.

(c)          Since September 30, 2014, there has been no material adverse change in the assets or liabilities or in the business or condition, financial or otherwise, of IMET or its consolidated subsidiaries, and no change except in the ordinary course of business or as contemplated by this Agreement. All tax returns and reports of IMET required by law to be filed have been duly filed, except for the fiscal year ending June 30, 2014, and all taxes, assessments and other governmental charges now due (other than any still payable without penalty) upon IMET and its subsidiaries or upon any of their properties or assets have been paid. All amounts which have been reflected as liabilities on the books of IMET and its subsidiaries in respect of taxes are considered adequate and IMET does not know of any actual or proposed additional assessments in respect of taxes, against either it or its subsidiaries.

(d)          Except for changes resulting from the ordinary course of its business and except for the mortgages, liens, restrictions, charges and other encumbrances set forth in a memorandum prepared by IMET and previously furnished to ESIO, IMET and its subsidiaries own, and will on the Closing Date own, the full right, title and interest in and to all their property and assets (excluding property leased from others) in each case free and clear of all mortgages, liens, restrictions, charges and other encumbrances and defects of title (other than easements, rights of way, reservations and other conditions of title, encumbrances and defects of title which are not individually or in the aggregate materially adverse to the business of IMET and its subsidiaries).

(e)          Subsequent to September 30, 2014, IMET has not declared or paid any dividend on its outstanding shares of common stock or declared or made any distribution on, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding stock or authorized the creation or issuance of, or issued any additional shares of stock, or agreed to take any such action, except as expressly provided for in this Agreement. IMET will not take any such action during the period between the date hereof and the Closing Date except as provided herein.

(f)          Neither IMET nor any of its subsidiaries is engaged in or a party to, or to the knowledge of IMET threatened with, any material legal action or other proceeding before court or administrative agency except as set forth in a memorandum prepared by IMET and previously furnished to ESIO. Neither IMET nor any of its subsidiaries, to the knowledge of IMET, has been charged with, or is under investigation with respect to, any charge concerning any presently pending material violation of any provision of Federal, State or other applicable law or administrative regulations in respect of its business except as set forth in said memorandum.

(g)         There has not been, since September 30, 2014, and will not be prior to the Closing Date, a purchase or sale or any other acquisition, transfer or distribution of any assets or properties on the part of IMET or its subsidiaries, except in the ordinary course of business or as previously approved by ESIO.

(h)          IMET and its subsidiaries have adequate franchises, permits or operating rights without unusual restrictions to allow them to conduct the business in which they are presently engaged, except in certain instances where in the reasonably exercised judgment of IMET the lack of a current franchise, permit or operating right has no adverse effect on the conduct of such business.

(i)          Except in each case as set forth in a memorandum prepared by IMET and previously furnished to ESIO, as of the date of this Agreement neither IMET nor any of its subsidiaries is a holder of or a party to any written or oral (i) contract for employment of any officer or other person other than its officers and Directors,

(ii) contract with any labor union, (iii) bonus, pension, profit sharing, retirement, stock purchase, stock option, insurance, or similar plan or practice in effect with respect to its employees or other persons, (iv) indenture of mortgage, debenture, indenture, loan or borrowing agreement, (v) bonding arrangement, including performance bond, (vi) continuing contract for future purchase, sales, lease or distribution of materials, services, supplies, products, or equipment involving annual payments in excess of $10,000, (vii) lease or other commitment for the rental of office space, storage or other facilities, (viii) contract or lease agreement for the acquisition or lease of motor vehicles, (ix) patent, patent application, patent right, patentable inventions, trademark, trademark registration and applications therefor, trade name, copyright, copyright registration and application therefor, patent license granted to or by IMET or its subsidiaries and in force or contracts with employees or others relating in whole or in part to disclosure, assignment or patenting of any inventions, discoveries, improvements, shop rights, processes, formulae or other know-how, presently owned or held, in whole or in part, by IMET or its subsidiaries, (x) insurance policy covering its properties, buildings machinery, equipment, and persons, firms or operations, or the life of any person, (xi) agreement between a present employee of IMET and persons, firms or corporations other than IMET relating in whole or in art to disclosure, assignment or patenting of inventions, discoveries, improvements, shop rights, processes, formulae or other know-how, including without limitation thereto, to the best knowledge of IMET, agreements entered into by such employees prior to the time they became employees of IMET, or (xii) material contract or commitment not made in the ordinary course of business.

(j)          IMET has the corporate power to enter into this Agreement, the execution and delivery and performance of this Agreement have been duly authorized by all requisite corporate action, and this Agreement constitutes the valid and binding obligation of IMET.

(k)          The execution and carrying out of this Agreement and compliance with the terms and provisions hereof by IMET will not conflict with or result in any beach of any of them terms, conditions or provisions of, or constitute a default under, or result in the creation of, any lien, charge, or encumbrance upon any of the properties or assets of IMET or any of its subsidiaries pursuant to any corporate charter, indenture, mortgage, agreement (other than that which is created by virtue of this Agreement) or other instrument to which IMET or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or affected.

(l)          This Agreement and the memoranda and documents furnished hereunder on behalf of IMET do not contain any untrue statement of a material fact nor omit to state a material fact necessary to be stated in order to make the statements contained herein and therein not misleading; and there is no fact which materially adversely affects or in the future (so far as IMET can now foresee) will materially adversely affect the business operations, affairs or condition of vitro or any of its subsidiaries or any of its or their properties or assets which has not been set forth in this Agreement or other documents and papers furnished hereunder.

12.         Survival of Warranties

The representations and warranties made herein by ESIO and IMET shall survive the Closing hereunder.

13.         Conditions to the Obligations of ESIO

The obligations of ESIO hereunder are subject to the satisfaction on or before the Closing Date of the following conditions:

(a)          This Agreement and the transactions contemplated hereby shall have been approved by a majority of the outstanding shares of IMET Capital Stock and IMET’s Board of Directors.

(b)          Each shareholder of IMET will have properly executed and delivered to ESIO the shareholder’s agreement described in paragraph 4 hereof.

(c)          IMET shall have delivered to ESIO audited financial statements as required by SEC Form 8-K for the fiscal years ending June 30, 2014 and unaudited but auditor reviewed financial statements for the quarter ended September 30, 2014 and 2013 (the “IMET Financial Statements”).

(d)          Mark Conte shall have resigned as a Managing Member of International Metabolic Institute LLC (“IMI”), effective on or before the Closing Date.

(e)          IMET and IMI shall enter into and execute a License Agreement Amendment, the terms of which shall be agreed among and between ESIO, IMET and IMI, effective on or before the Closing Date.

(f)          IMI shall have filed an application for the trademark “iMetabolic” on or before the Closing Date.

(g)          IMET shall deliver to ESIO a certificate of IMET’s President which states all of the IMET Financial Statements present fairly the financial condition of IMET, at the periods indicated therein, and the results of its operations and changes in financial position for the year and periods then ended in conformity with generally accepted accounting principles applied on a consistent basis and that IMET has no material liabilities or commitments other than as listed or noted on the IMET Financial Statements, or as incurred in the ordinary course of business.

(h)          The representations and warranties of IMET contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for changes permitted by this Agreement or those incurred in the ordinary course of business, and ESIO shall have received from IMET at the Closing a certificate, dated the Closing Date, of the President of IMET to that effect.

(i)          Each and all of the respective agreements of IMET to be performed on or before the Closing Date pursuant to the terms hereof shall in all material respects have been duly performed and IMET shall have delivered to ESIO a certificate dated the Closing Date, of the President of IMET to that effect.

14.         Conditions to the Obligations of IMET

The obligations of IMET hereunder are subject to the satisfaction on or before the Closing Date of the following conditions:

(a)          This Agreement and the transactions contemplated hereby shall have been approved by ESIO’s Board of Directors.

(b)          All the terms and covenants of this Agreement to be complied with or performed by ESIO shall have been fully complied with and performed.

(c)          All representations and warranties of ESIO contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and ESIO shall have delivered to IMET a certificate dated the Closing Date of the President of ESIO to that effect.

(d)          The necessary approvals described in paragraph 7 hereof shall have been granted.

(e)          ESIO shall have filed in quarterly report on Form 10-Q for the quarter ended September 30, 2014 with the SEC.

(f)          ESIO’s President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer shall resign from those offices and the sole Director of ESIO shall appoint Mark Conte as President and Chief Executive Officer of ESIO and appoint Kevin J. Pikero as Secretary, Treasurer and Chief Financial Officer of ESIO.

(g)          The sole Director of ESIO shall appoint Mark Conte, Andrew Smith and Kevin J. Pikero as additional Directors of ESIO.

(h)          As his final action as a Director the sole remaining Director of ESIO resign from the Board of Directors.

15.          Termination and Modification Rights

(a)          This Agreement (except for the last three sentences of paragraph 3 hereof) may be terminated at any time prior to the Closing Date by (1) mutual consent of the parties hereto authorized by their respective Boards of Directors or (2) upon written notice to the other party, by either party upon authorization of its Board of Directors:

(i)          if in its reasonably exercised judgment there shall have occurred a material adverse change in the financial condition or business of the other party or the other party shall have suffered a material loss or damage to any of its property or assets, which change, loss or damage materially affects or impairs the ability of the other party to conduct its business, or if any previously undisclosed condition which materially adversely affects the earning power or assets of either party comes to the attention of the other party;

(ii)         if the terms, covenants or conditions of this Agreement to be complied with or performed by one of the other parties at or before the Closing Date shall not have been materially complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by the party giving notice of termination; and

(iii)        if any action or proceeding shall have been instituted or threatened before a court or other governmental body or by any public authority to restrain or prohibit the transaction contemplated by this Agreement or if the consummation of such transactions would subject either of such parties to liability for breach of any law or regulation.

(b)          As provided in paragraph 2(a), this Agreement may be terminated by either party upon notice to the other in the event the Closing shall not be held by January 31, 2015.

(c)          Any term or condition of this Agreement may be waived at any time by the party hereto which is entitled to the benefit thereof, by action taken by the Board of Directors of such party; and any such term or condition may be amended at any time, by an agreement in writing executed by the chairman of the Board or the President of each of the parties pursuant to authorization by the respective Boards of Directors; provided however, that no amendment of any principal term of the Exchange shall be effected after approval of this Agreement by the shareholders of IMET, unless such amendment is approved by such shareholders in accordance with the respective state corporation law.

16.          Expenses

In the event this Agreement is terminated without consummation at the Closing, ESIO and IMET shall each pay all of its respective expenses incurred for the purpose of carrying this Agreement into effect, except that each party hereto, in addition to its own expenses, shall pay all of the non-breaching party’s reasonable out-of-pocket expenses if termination is caused by a breach of any representation or warranty made in this Agreement or a default by said party in performance of any obligation hereunder.

17.          Finders

Each of the parties represents that no broker, agent, finder or similar person has been retained or paid and that no brokerage fee or other commission has been agreed to be paid for or on account of this Agreement.

18.          Governing Law And Venue

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Arizona, United States of America. The parties hereby expressly agree that the proper venue for any claim or cause of action by the parties shall be Superior Court for Maricopa County, Arizona and the each party upon execution of this Agreement consents to the service of process from such court.

19.          Notices

Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by certified mail, postage prepaid, addressed as follows:

ESIO

36508 N. 15th Avenue

Phoenix, AZ 85086

IMET

3495 Lakeside Drive, Suite 205

Reno, NV 89509

20.          Binding Nature and Assignment

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, but it may not be assigned by any party without the consent of the other.

21.          Assignment

Rights and obligations of a party to this Agreement may not be assigned or transferred without the other party’s prior written consent thereto.

22.          Modification

No modification or amendment of this Agreement shall be valid unless it is in writing and signed by both parties hereto.

23.          Complete Agreement

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings between the parties.

24.          Waiver

The waiver by either party of a breach of any term of this Agreement shall not operate as, or be construed as, a waiver of any subsequent breach.

25.          Headings

The headings in this Agreement are inserted for convenience only and shall not be considered in interpreting the provisions hereof.

26.          Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto by their respective officers thereunto duly authorized by a majority of their directors as of the date first above written.

ESIO WATER & BEVERAGE DEVELOPMENT CORP.

By: Andrew Ecclestone

Andrew Ecclestone, President

IMETABOLIC CORP.

By: Mark Conte

Mark Conte, President